CERTIFICATE OF INCORPORATION

                                       OF

                      FORTUNE NATURAL RESOURCES CORPORATION


               THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provision of the General Corporation Law of the State of Delaware, does hereby certify as follows:


                                    ARTICLE I

                                      NAME
                                      ----

               The  name  of  the  Corporation  is  Fortune  Natural   Resources
Corporation.


                                   ARTICLE II

                 REGISTERED OFFICE IN STATE AND REGISTERED AGENT
                 -----------------------------------------------

               The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such registered office is The Corporation Trust Company.


                                   ARTICLE III

                                     PURPOSE
                                     -------

               The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

               Section 1. The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of stock which the Corporation shall have authority to issue if Forty-Two Million (42,000,000), consisting of Forty Million (40,000,00) shares of common stock, par value $.01 per share (the "Common Stock") and Two Million (2,000,000) shares of preferred stock, par value $1.00 per share (the "Preferred Stock").


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               Section 2.  Authorized and unissued  shares of Preferred Stock of the Corporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to issue such shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of all shares of such series. Without limiting the generality of the foregoing, as to each such series of Preferred Stock, the Board of Directors is authorized to fix or to alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences, rights to subscribe for or purchase any securities of the Corporation or any other corporation, and the number of shares constituting such series or any or all of them, all as shall be determined from time to time by the Board of Directors and as shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock. The Board of Directors may increase or decrease the number of shares in any such series after the issuance of shares of that series, but not below the number of shares of such series then outstanding. Should the number of shares of any such series be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

               Section 3. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, with all such holders voting as a single class.

               Section 4. No holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by this Certificate of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issuance thereof, or otherwise) other than such right, if any, as the Board of Directors in its discretion, may determine.

               Section 5. The Corporation shall not issue any non-voting capital stock.

               Section 6. Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held.

               Section 7. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.


                                    ARTICLE V

                      PROVISIONS FOR DEFINING, LIMITING AND
                        REGULATING CERTAIN POWERS OF THE
                        CORPORATION AND OF THE DIRECTORS
                        --------------------------------

               Section 1. All of the powers of the Corporations, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of directors, are hereby conferred upon the Board of Directors of the Corporation.



               Section 2. The number of directors of the Corporation shall be fixed from time to time by or in the manner provided in the Bylaws of the Corporation, but shall not be less than three. The directors shall be divided as equally as the total number of directors will permit into three classes. At the election of the first board of Directors, the directors of the first class shall be elected for a term of one year; the directors of the second class for a term of two years; and the directors of the third class for a term of three years. At each annual election thereafter, the successors to the class of directors whose terms shall expire that year shall be elected to hold office for the term of three years, so that one-third of the Board of Directors shall be elected annually.

               Section 3. In furtherance and not in limitation of the powers conferred by statute, the Board of directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, except any particular Bylaw which is specified as not subject to alternation or repeal by the Board of Directors.

               Section 4. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

               Section 5. Any director or the entire board of directors of this Corporation may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that if the shareholders are then entitled to vote in the election of directors by cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect the director if then cumulatively voted at an election of the class of directors of which he or she is a part; and provided further that whenever the holders of any class or series of capital stock are entitled to elect one or more directors, the provisions of this Section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.


                                   ARTICLE VI

                                   AMENDMENTS
                                   ----------

               The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.


                                   ARTICLE VII

               The incorporator of the Corporation is Dan E. Pasquini, whose mailing address is 1661 Lincoln Boulevard, Santa Monica, California 90404.

               IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of May, 1987.



                                               /s/  Dan E. Pasquini
                                               ---------------------------------
                                               Dan E. Pasquini
                                               Incorporator